Exhibit 10.10

STOCKHOLDERS AGREEMENT
of
THE FORTEGRA GROUP, INC.
dated as of [●], 2021

-i-

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered as of [●], 2021, among The Fortegra Group, Inc., a Delaware corporation (the “Company”), and Tiptree Holdings LLC, a Delaware limited liability company (“Tiptree” and, together with its Affiliates, the “Investors”).
RECITALS
WHEREAS, on the date hereof, the Company has converted from The Fortegra Group, LLC, a Delaware limited liability company (the “LLC”), into a Delaware corporation pursuant to a statutory conversion and changed its name to The Fortegra Group, Inc. (the “Corporate Conversion”);
WHEREAS, pursuant to the Corporate Conversion, all of the outstanding limited liability company interests of the LLC were converted into shares of Common Stock (defined below);
WHEREAS, in connection with the Corporate Conversion, the Company has filed with the Delaware Secretary of State a certificate of incorporation dated as of [●], 2021 (as may be amended from time to time, the “Company Charter”);
WHEREAS, on the date hereof, the Company priced an initial public offering of shares of its Common Stock (the “IPO”);
WHEREAS, the parties believe that it is in the best interests of the Company and Tiptree to set forth their agreements regarding certain governance and administrative matters.
NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Tiptree hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1.    Effective Date. This Agreement shall become effective upon the closing of the IPO.
SECTION 1.2.    Certain Defined Terms. As used herein, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; provided that the Company and its subsidiaries shall not be deemed to be Affiliates of Tiptree.
“Allocation Methods” has the meaning assigned to such term in Section 4.2.
“Beneficial Ownership” means beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act).

“Board of Directors” means the Board of Directors of the Company.
“Budget” has the meaning assigned to such term in Section 5.2(a)(iii).
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.
“Common Stock” means collectively the Common Stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
“Company” has the meaning assigned to such term in the preamble.
“Company Bylaws” means the bylaws of the Company dated as of [●], 2021, as may be amended from time to time.
“Company Charter” shall have the meaning set forth in the Recitals.
“Director” means any member of the Board of Directors.
“Director Indemnification Agreement” means an indemnification agreement in form and substance reasonably satisfactory to Tiptree.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“G&A Expenses” shall mean those costs and expenses as determined from time to time by the parties.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
“Indebtedness” means any and all obligations of any Person for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined; provided that Indebtedness shall exclude (a) Non‑Recourse Indebtedness, (b) any undrawn portion of any letters of credit or bank guarantees (or similar obligations), unless the same are drawn and not reimbursed within thirty (30) days thereafter, (c) obligations which would otherwise constitute Indebtedness but which have been cash collateralized or amounts for the repayment thereof placed in escrow or otherwise deposited in defeasance or discharge of such obligations, but only to the extent of such cash collateral or amounts escrowed or otherwise deposited in defeasance or discharge thereof, (d) trade payables and accrued expenses arising in the ordinary course of business, (e) any earn out obligations, (f) prepaid or deferred revenue arising in the ordinary course of business, (g) purchase price holdbacks, indemnities and/or purchase price adjustments arising in the ordinary course of business, (h) intercompany indebtedness incurred in the ordinary course of business, (i) overdraft or other cash management obligations arising in the ordinary course of business, (j) any tax liabilities, including joint and several tax liabilities arising by operation of consolidated return, fiscal unity or similar provisions of applicable law or (k) the aggregate amount of accrued but unpaid interest, interest paid‑in‑kind, fees, underwriting discounts, premiums and other costs and expenses incurred in connection with any and all refinancing thereof.
“Indebtedness to Total Capital Ratio” means a percentage equal to the Indebtedness of the Company and its Subsidiaries divided by Total Capital.
“Investors” has the meaning set forth in the preamble.
“IPO” has the meaning set forth in the Recitals.
“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.
“Non‑Recourse Indebtedness” means Indebtedness of the Company or its Subsidiaries which is (i) secured only by the specific assets of the Company or a Subsidiary, respectively, to which such Indebtedness relates or (ii) is without recourse to the Company or its Subsidiaries (except for customary exceptions for fraud, environmental indemnities and violation of special purpose entity covenants, unless and until, and for so long as, no claim for payment or performance has been made thereunder (which has not been satisfied), at which time the obligations with respect to such customary exceptions shall not be considered Non‑Recourse Indebtedness to the extent such claim is a liability of such Person for GAAP purposes), in each case, (x) as characterized as non‑recourse, asset‑specific debt in the Company’s GAAP financial statements, including any notes thereto (including non‑GAAP reconciliations), and (y) to the extent such Indebtedness relates to investments in the Company’s or its Subsidiaries’ investment portfolio or financing associated with premium and/or service contract finance operations (whether now owned or hereafter acquired) or any other similar type of asset‑based financing incurred in the ordinary course of business.
“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.
“Requisite Investor Holdings” means the Beneficial Ownership by the Investors, collectively, of shares of Common Stock representing at least ten percent (10%) of the issued and outstanding shares of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes of this defined term, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, manager or general partner of such partnership, limited liability company, association or other business entity.
“Tiptree” has the meaning set forth in the preamble.
“Tiptree Designee” has the meaning assigned to such term in Section 2.1(a).
“Total Capital” means the sum of the Indebtedness of the Company and its Subsidiaries as of such date and the Company’s stockholders equity as of the most recent date calculated in accordance with GAAP.
SECTION 1.3.    Other Interpretive Provisions.
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.
(c)    The term “including” is not limiting and means “including without limitation.”
(d)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(e)    Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II
CORPORATE GOVERNANCE
SECTION 2.1.    The Board of Directors.
(a)    Tiptree Designees.
(i)    The Board of Directors shall initially comprise eight (8) Directors. The Company shall take all Necessary Action to include in the slate of nominees recommended by the Board of Directors for election as Directors at each annual or special meeting of stockholders at which Directors are to be elected a number of individuals designated by Tiptree (each, a “Tiptree Designee”) representing the same percentage of the total number of members of the Board of Directors as the percentage representing the Beneficial Ownership of the Investors divided by the then-issued and outstanding shares of Common Stock, rounded up to the nearest whole number, but in no case less than two members of the Board of Directors. Tiptree shall be entitled to designate the Director to serve as chairman of the Board of Directors, and the Company will take all Necessary Action to cause the Board of Directors to appoint as Chairman such Director designated by Tiptree.
(ii)    In addition, upon any increase in the size of the Board of Directors, the Company will take all Necessary Action to cause the Board of Directors to appoint a number of additional directors specified by Tiptree such that Tiptree Designees continue to comprise the same percentage of the Board of Directors (rounded up to the nearest whole number of directors as applicable) as before the increase to fill the vacancies created by such increase. Thereafter, in addition to any directors designated in accordance with Section 2.1(a)(i), the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by Tiptree that, if elected, will result in the Investors having the number of additional Tiptree Designees serving on the Board of Directors that is nominated in accordance with this Section 2.1(a)(ii).
(iii)    Upon any decrease in the number of Directors that Tiptree is entitled to designate for election to the Board of Directors, the Investors shall take all Necessary Action to cause the appropriate number of Tiptree Designees to offer to tender a resignation. If such resignation is then accepted by the Board of Directors, the Company and the Investors shall take all Necessary Action to cause the authorized size of the Board of Directors to be reduced accordingly.
(iv)    CEO Representation. If the term of the chief executive officer as a director on the Board of Directors is to expire in conjunction with any annual or special meeting of stockholders at which directors are to be elected, the chief executive officer shall be included in the slate of nominees recommended by the Board of Directors for election.

(v)    Vacancies. The Investors shall have the exclusive right to designate Directors for election to the Board of Directors to fill vacancies created by reason of death, removal or resignation of its designees to the Board of Directors, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement Directors designated by the Investors as promptly as reasonably practicable.
(vi)    Committees. Subject to applicable laws and stock exchange regulations, the Company shall take all Necessary Action to have a Tiptree Designee then serving on the Board of Directors appointed to serve on each committee of the Board of Directors, with such Tiptree Designees and committee appointments to be designated by Tiptree.
(vii)    Reimbursement of Expenses; Director Compensation. In accordance with Company policy, and on terms no less favorable than as afforded to any other Director, the Company shall reimburse each Tiptree Designee for all reasonable and documented out-of-pocket expenses incurred in connection with his or her participation in the meetings of the Board of Directors or any committee of the Board of Directors, including reasonable travel, lodging and meal expenses. In addition, the Tiptree Designees may receive such compensation for serving as directors as shall be determined by the Board of Directors from time to time. Such compensation may take the form of cash or stock or a combination thereof and may include additional compensation for serving on a standing or special committee of the Board of Directors or as a chairperson thereof, or for serving in another capacity. For the avoidance of doubt, Director Designees who are employees of Tiptree and its Affiliates shall receive compensation for serving as a director, committee member, committee chair or in another capacity on the same basis as directors who are not employees of Tiptree or its Affiliates. Notwithstanding the foregoing, to the extent that the Tiptree Designees that are employees of Tiptree or its Affiliates are entitled to receive any such reimbursement or other compensation from the Company for serving in such capacity, to the extent so requested, the Company will, in lieu of payment to the applicable Tiptree Designee, pay such amounts to the persons or entities requested by the Tiptree Designees and Tiptree.
SECTION 2.2.    D&O Insurance; Director Indemnification. On or prior to the date of this Agreement, the Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms and shall maintain such insurance. On or prior to the date of this Agreement, the Company shall execute and deliver to each Director serving on the Board of Directors as of the date hereof a Director Indemnification Agreement. From and after the date hereof, concurrently with or prior to any Tiptree Designee joining the Board of Directors, the Company shall execute and deliver to each such Tiptree Designee a Director Indemnification Agreement.
SECTION 2.3.    Corporate Opportunity Waiver; Sharing of Information.
(a)    The Company agrees to take all Necessary Action to ensure that no amendment to the provisions of the Company Charter pertaining to the renouncement of corporate opportunity is effected without the consent of Tiptree.

(b)    Any Tiptree Designee may share any information received in his or her capacity as a Board of Directors member with Tiptree and its Affiliates.
SECTION 2.4.    Actions Requiring Investor Approval. Subject to applicable law, the following actions by the Company or any of its Subsidiaries shall require the prior written consent of Tiptree:
(a)    Directly or indirectly, entering into or effecting any transaction or series of related transactions involving, or entering into any agreement providing for, (i) the purchase, lease, license, exchange or other acquisition by the Company or its Subsidiaries of any assets and/or equity securities for consideration having a fair market value (as reasonably determined by the Board of Directors) in excess of ten percent (10%) of the Company’s total asset value and/or (ii) the sale, lease, license, exchange or other disposal by the Company or its Subsidiaries of any assets and/or equity securities having a fair market value or for consideration having a fair market value (in each case as reasonably determined by the Board of Directors) in excess of ten percent (10%) of the total asset value of the Company and its Subsidiaries; in each case, other than transactions solely between or among the Company and Tiptree and its Affiliates;
(b)    Directly or indirectly, entering into any joint venture or similar business alliance not addressed by clause (a) above involving, or entering into any agreement providing for, the investment, contribution or disposition by the Company or its Subsidiaries of assets having a fair market value (as reasonably determined by the Board of Directors) in excess of ten percent (10%) of the total asset value of the Company and its Subsidiaries;
(c)    Declaring, setting aside, making or paying a dividend on, or making any other distribution or payment in respect of, any equity securities of the Company or any of its Subsidiaries (other than pro rata dividends, distributions or payments in respect of the capital stock of Southern Financial Life Insurance Company), or repurchasing or redeeming any outstanding equity securities of the Company or any of its Subsidiaries, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;
(d)    Incurring (or extending, supplementing or otherwise modifying any of the material terms of) any Indebtedness (including any refinancing of existing Indebtedness), assuming, guaranteeing, endorsing or otherwise as an accommodation becoming responsible for the obligations of any other Person (other than the Company or any of its Subsidiaries), or entering into (or extending, supplementing or otherwise modifying any of the material terms of) any agreement under which the Company or any Subsidiary may incur Indebtedness in the future, in each case if after giving effect to such Indebtedness the Indebtedness to Total Capital Ratio would exceed forty-five percent (45%);
(e)    Making any material change in the nature of the business conducted by the Company and its Subsidiaries;
(f)    Initiating or adopting any plan of complete or partial liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company or any Subsidiary of that Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act;
(g)    Increasing or decreasing the size of the Board of Directors;
(h)    Approving any amendment or amendments to the Company Charter or Company Bylaws;
(i)    Authorizing or issuing equity securities or any creation of different classes of equity securities of the Company or its Subsidiaries with a value in excess of ten percent (10%) of the Company’s average market capitalization over the twenty (20) trading days prior to the proposed issuance, as measured by multiplying (x) the volume-weighted average price on the applicable tier of the NYSE, or, if the Common Stock is not listed on the NYSE, on the principal national or regional securities exchange on which the Common Stock is then listed, as reported by or derived from Bloomberg, by (y) the average total shares of Common Stock issued and outstanding on the respective twenty (20) trading days, other than pursuant to any equity incentive plans or arrangements that have been approved by the Board of Directors;
(j)    Terminating the employment of, or hiring of the chief executive officer of the Company;
(k)    Materially amending, modifying, adopting or terminating any benefit or compensation plan, policy, program or contract relating to compensation or benefits payable to any current or former director or chief executive officer of the Company, except to the extent such benefit or compensation plan, policy or program is applicable generally to employees of the Company;
(l)    Engaging in any transactions or contracts with any Director, executive officer, Affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the U.S. Securities and Exchange Commission;
(m)    Adopting or otherwise implementing any stockholder rights plan, “poison pill” or other comparable agreement or arrangement;
(n)    Changing the Company’s auditor or changing its methods of accounting or accounting practices (including with respect to reserves) in effect as of the date of this Agreement, except as required by changes in GAAP; and
(o)    Entering into any agreement providing for or agreeing to do any of the foregoing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:
SECTION 3.1.    Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action on the part of its board of directors (or equivalent) and stockholders (or other holders of equity interests), if required, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3.2.    Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party, (b) result in any violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party.
SECTION 3.3.    Consents. Other than as expressly required herein or any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.
ARTICLE IV
SERVICES
SECTION 4.1.    Provision of Services. From time to time, each party hereto will provide personnel, services, office space, software, services of third parties, facilities, and/or supplies to the other party hereto and its Affiliates, as shall reasonably be requested by such other party. To the extent there is shared usage of any personnel, services, office space, software, services of third parties, facilities and/or supplies, the parties hereto will establish the cost allocation methods and procedures for the allocation of general and administrative expenses consistent with past practices related to such personnel, services, office space, software, services of third parties, facilities, and/or supplies.

SECTION 4.2.    Accumulation and Allocation of G&A Expenses.
(a)    Except as otherwise provided in any separate written agreement between the party hereto, the G&A Expenses shall be accumulated and allocated between the parties in accordance with the following methods and procedures (the “Allocation Methods”):
(i)    The parties shall maintain an activity based cost accounting system under which G&A Expenses are accumulated in accordance with GAAP consistently applied and shall allocate to the lines of business based upon an appropriate quantifiable measure supporting the activities performed in the cost center, including, but not limited to, level of service, claims processed, membership, time reporting and or activity; and
(ii)    The Parties shall allocate such G&A Expenses at the account level within each cost center consistent with established corporate cost accounting guidelines, based on the nature of the item.
(b)    The Allocation Methods shall be periodically reviewed and may be amended, if necessary, at the applicable parties’ reasonable discretion for: (i) changes in business practices; (ii) changes in corporate cost accounting guidelines; or (iii) determinations that an inappropriate method has been used in the past, which did not fairly distribute the costs among the parties. Any such amendment to the Allocation Methods, including, but not limited to, the addition or deletion of new accounts and cost centers, shall not be subject to Section 5.5 of this Agreement.
SECTION 4.3.    Tiptree Public Reporting. The Company understands and acknowledges that Tiptree Inc. is a reporting company under Section 13 of the Exchange Act and consolidates the Company in its financial statements and is otherwise required to include in its periodic reports and other filings with the Securities and Exchange Commission certain information relating to the Company and its Subsidiaries. The Company shall provide to Tiptree, at the Company’s expense and at Tiptree Inc.’s request, such information as shall be required for Tiptree Inc. to timely meet its reporting obligations under the Exchange Act and to comply with any reporting requirements under the Securities Act. Without limiting the foregoing, the Company shall (1) provide Tiptree Inc. with such information as Tiptree Inc. shall request in such form and on such timelines established by Tiptree Inc. for its consolidated businesses and (2) otherwise provide at its expense such cooperation as shall be requested by Tiptree Inc. generally in connection with the preparation by Tiptree Inc. of its financial statements and filings under the Securities Act and the Exchange Act.
SECTION 4.4.    Relationship. Except with respect to the matters set forth in this Section 4 or by other written agreement, no party is an agent of the other and shall not be liable for the obligations, acts of omission or commission by any other party.

ARTICLE V
MISCELLANEOUS
SECTION 5.1.    Cooperation. If requested by the Investors, the Company shall cooperate with (and not impede) the Investors in connection with any proposed transfer of shares Common Stock (or equity securities exercisable or convertible into, or exchangeable for, common stock) to another Person in a private sale transaction (including a transaction that does not require registration under the Securities Act, including, without limitation, by providing information and access to management, subject to a customary confidentiality agreement, to potential transferees for due diligence or other relevant purposes and the Company shall negotiate in good faith to provide the transferee with such registration and governance rights corresponding with Tiptree’s rights under this Agreement and the Registration Rights Agreement dated the date hereof.
SECTION 5.2.    Information Rights; Access to Information. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by such Investor, and the Company shall otherwise provide the Investors with such information as they shall reasonably request.
SECTION 5.3.    Effect. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and its Subsidiaries shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.
SECTION 5.4.    Termination. If not otherwise stipulated, Article II of this Agreement shall terminate automatically (without any action by any party hereto) at such time that the Investors do not hold the Requisite Investor Holdings. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement prior to termination.
SECTION 5.5.    Amendments and Waivers. Except as otherwise provided herein, this Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and Tiptree. Each such amendment, modification, extension or termination shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.
SECTION 5.6.    Assignment; Benefit.
(a)    The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto. Any attempted assignment of rights or obligations in violation of this Section 5.6 shall be null and void.

(b)    This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the Tiptree Designees under Section 2.2.
SECTION 5.7.    Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by email, or (iii) sent by overnight courier, in each case, addressed as follows:
If to the Company, to:

The Fortegra Group, Inc.
10751 Deerwood Park Blvd., Suite 200,
Jacksonville, Florida 32256
Email:  CRomaine@fortegra.com
Attn:    Christopher Romaine
If to Tiptree or an Investor, to:
Tiptree Inc.
299 Park Avenue, 13th Floor
New York, New York 10171
Email: NRifkind@tiptreeinc.com
Attn:   Neil C. Rifkind

And in each case, with a copy to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036-8704
Email: Michael.Littenberg@ropesgray.com
William.Michener@ropesgray.com
Attn:    Michael Littenberg
William Michener
    Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by email on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two (2) Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
SECTION 5.8.    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
SECTION 5.9.    Merger; Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.
SECTION 5.10.    Remedies. The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
SECTION 5.11.    Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
SECTION 5.12.    Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.7 hereof is reasonably calculated to give actual notice.
SECTION 5.13.    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 5.13 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
SECTION 5.14.    Severability. In the event that any provision hereof would, under applicable law, be invalid, illegal or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid, legal and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
SECTION 5.15.    Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.
SECTION 5.16.    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and the Investors covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of any Investor or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor or any current or future member of any Investor or any current or future director, officer, employee, stockholder, partner or member of any Investor or of any Affiliate or assignee thereof, as such for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
SECTION 5.17.    Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. Counterpart signature pages to this Agreement may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes. The Company and each Investor hereto hereby agree that this Agreement may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the Company and each Investor further agree that this Agreement, or any part hereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

THE FORTEGRA GROUP, INC.

By:
Name:
Title:

Signature Page to Stockholders Agreement

TIPTREE HOLDINGS LLC

By:
Name:
Title:
Signature Page to Stockholders Agreement